Exhibit 1.01

Conflict Minerals Report of Leonardo DRS, Inc.
for the reporting period from January 1, 2025 to December 31, 2025

The following should be read in conjunction with the definitions contained in the Securities and Exchange Commission (the “SEC”) instructions to Form SD and related rules.

This Conflicts Mineral Report (the “Report”) for the reporting period from January 1, 2025 to December 31, 2025 (the “Reporting Period”), is presented by Leonardo DRS, Inc. (the "Company," “DRS,” “we,” “us” or “our”) pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the SEC as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 to implement reporting and disclosure requirements related to the cassiterite, columbite-tantalite, gold, wolframite and their derivatives, tin, tantalum and tungsten (the “3TG Minerals”) necessary to the functionality or production of products manufactured by registrants.

DRS and Product Overview

DRS provides advanced defense technology to U.S. national security customers and allied defense forces worldwide. We specialize in the design, development, manufacture, and integration of advanced sensing, network computing, force protection, and electric power and propulsion technologies and solutions. Substantially all of our products are assembled from widely available component parts.

Our Advanced Sensing and Computing segment designs, develops and manufactures sensing and network computing technology that enables real-time situational awareness required for enhanced operational decision making and execution by our customers across increasingly complex and contested operating environments. Our sensing capabilities span numerous applications, including missions requiring advanced detection, precision targeting and surveillance sensing, long range electro-optic/infrared, signals intelligence and other intelligence systems, electronic warfare, ground vehicle sensing, next generation active electronically scanned array tactical radars, dismounted soldier sensing and space sensing. Across our offerings, we are focused on advancing sensor range and enhancing the precision, clarity, definition, spectral depth and effectiveness of our sensors to deliver actionable information in time-sensitive mission scenarios in combination with artificial intelligence (“AI”), enabled by our advanced edge processing solutions. We also seek to leverage the knowledge and expertise built through our decades of experience to optimize size, weight, power and cost for our customers’ specific mission requirements and to support integration onto a wide range of tactical platforms, including mobile and power-constrained systems.

Our sensing capabilities are complemented by our rugged, trusted and cyber resilient network edge computing products that support data processing, fusion, and dissemination at the tactical edge.  Our network computing offerings are utilized across a broad range of mission applications including platform computing on ground and shipboard (both surface ship and submarine) for advanced battle management, combat systems, radar, command and control, tactical networks, tactical computing and communications. These products help support the Department of War’s need for greater situational understanding and faster decision-making at the tactical edge by leveraging AI and AI-optimized open architecture software, SAGEcore™, to rapidly share, synthesize, and transmit data securely between command centers and forward-positioned defense assets and personnel, while supporting reduced latency, operational continuity, and interoperability through modular, open-system architectures.

Our Integrated Mission Systems segment designs, develops, manufactures and integrates power conversion, control and distribution systems, ship propulsion systems, motors and variable frequency drives, force protection systems, and transportation and logistics systems for the U.S. military and allied defense customers. DRS is a leading provider of next-generation electrical propulsion systems for the

U.S. Navy. We provide power conversion, control, distribution and propulsion systems for the Navy’s top priority shipbuilding programs, including the Columbia Class ballistic missile submarine, the first modern U.S. electric drive submarine.

Our products are more fully described in our Annual Report on Form 10-K for the fiscal year ended, December 31, 2025, which can be accessed at: https://investors.leonardodrs.com/.

Reasonable Country of Origin Inquiry

As a “downstream” company, meaning we do not directly source minerals from smelters, refiners or mines, we do not have direct knowledge of the country of origin or chain of custody of our 3TG Minerals or whether our 3TG Minerals have directly or indirectly financed or benefited armed groups in the Democratic Republic of the Congo or adjoining countries (the “Covered Countries”). Our supply chain is complex and there are many intermediaries between us and the mine. As a result, our ability to identify the origin and chain of custody of our 3TG Minerals and determine whether they directly or indirectly financed or benefited armed groups in any Covered Country (the “Conflict Status”) is limited. We rely on our direct vendors and suppliers for information relating to the 3TG Minerals in the parts and materials we source from them, who in turn often similarly rely on their own vendors and suppliers as they too are far removed from the actual source of any 3TG Minerals.

With respect to the 3TG Minerals necessary to the functionality or production of products manufactured by us or contracted by us to be manufactured, we conducted in good faith a country-of-origin inquiry that we believe was reasonably designed to determine whether any of our 3TG Minerals originated in the Covered Countries or were from recycled or scrap sources. For a description of our country-of-origin inquiry, please see the discussion below which includes the measures we took to exercise due diligence (of which such inquiry was a part).

To the extent we determined that our 3TG Minerals originated (or may have originated) in the Covered Countries and may not have been from recycled or scrap sources, we exercised the required due diligence but were unable to determine whether they financed or benefited armed groups.

As of April 2026, there were 165 suppliers in scope of the conflict minerals program and 121 provided a completed Conflict Minerals Reporting Template (“CMRT”). DRS’s total response rate for this reporting year was 78.18%. These metrics are summarized in the table below in order to assess progress over time:

Year	Suppliers in Scope	% Responded
RY 2025	165	78.18%

Design of Due Diligence Measures

To better manage our supply chain and facilitate the identification of 3TG Minerals origin, chain of custody and Conflict Status due diligence and disclosure required by the SEC, we established management systems and due diligence procedures (our “3TG Minerals Due Diligence Process”) based on guidance from the Organization for Economic Co-operation and Development’s OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-affected and High-Risk Areas (“OECD Guidance”). The design of our 3TG Minerals Due Diligence Process included the following:

•     adopting a 3TG minerals policy which is available on our website at https://www.leonardodrs.com/suppliers;

•     analyzing contract data and revenue recognition methodology to identify contracts and programs in which we manufactured or contracted to manufacture a product, and developing a list of vendors and suppliers associated with each program and contract;

•     sending surveys to various vendors and suppliers inquiring whether 3TG Minerals were used in the provided parts and materials and, if so, the source of any such parts and materials. The surveys were based on the CMRT;

•     sending follow-up survey questionnaires to each vendor/supplier that indicated they had supplied materials containing 3TG Minerals to better understand their process in determining that the 3TG Minerals did not originate in any of the Covered Countries;

•     assessing and managing the conflict risk identified through the process outlined above;

•     providing a mechanism for vendors and suppliers to communicate their concerns with respect to our 3TG Mineral Due Diligence Process; and

•     publicly reporting the results of our due diligence through this Report and the accompanying Form SD, which are filed with the SEC and made available on our website at https://investors.leonardodrs.com.

3TG Minerals Due Diligence Process

We undertook the 3TG Minerals Due Diligence Process, which included the below measures, covering the Reporting Period:

•     sought representations from our vendors and suppliers to determine the status of 3TG Minerals used in the supplied materials and the source of any 3TG Minerals identified;

•     received information from vendors and suppliers representing a substantial portion of the 3TG Minerals supplied directly to us or contained in products that we contracted to be manufactured by third parties;

•     analyzed the responses for completeness and internal consistency and made follow-up inquiries intended to resolve any deficiencies we identified;

•     relied on representations from vendors and suppliers that we considered reasonable; and

•     considered warning signs or other circumstances that, in our view, indicated the responses were unreliable or that the 3TG Minerals (i) came from a Covered Country and (ii) were not from recycled or scrap sources.

Due to our position in the supply chain, we do not conduct or commission independent third-party audits of smelters or refiners and rely on independent, third-party audits as necessary. We compared the smelter and refinery information provided by our vendors and suppliers with the data made available by independent third-parties concerning the country of origin of the 3TG Minerals processed by those facilities and their Conflict Status.

3TG Minerals Due Diligence Process Results

Supply chain outreach is required to identify the upstream sources of origin of 3TG Minerals. Following the industry standard process, CMRTs were sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. Suppliers that identified these specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance.

Other Steps

We have taken, or will undertake, the following steps since the Reporting Period covered by this Report to mitigate the risk that our 3TG Minerals financed or benefited armed groups in the Covered Countries:

• continue to make our vendors and suppliers aware of our policy on 3TG Minerals;

• continue to communicate our expectations and information requirements to suppliers within our 3TG Mineral supply chain;

• continue to encourage suppliers to implement responsible sourcing procedures and to source from conforming smelters and refiners; and

• attempt to increase the response rate of our vendors and suppliers to our information requests.

We will continue our efforts to address the ongoing issue of 3TG Minerals in the global supply chain by endeavoring to employ best practices in the design and implementation of our 3TG Minerals Due Diligence Process.

Due Diligence Results

Supply Chain Outreach Results

Supply chain outreach is required to identify the upstream sources of origin of tin, tantalum, tungsten, and gold. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by DRS for the 2025 reporting year.

Supply Chain Outreach Metrics

Number of in-scope suppliers	Response rate
165	78.18%

Upstream Data Transparency

Appendix A includes all smelters/refiners that suppliers listed in completed CMRTs that met the recognized definition of a 3TGs processing facility and were operational during the 2025 calendar year. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to discern exactly which company’s product lines the materials may end up in. As a result, those providing the smelters/refiners have the practice to list all smelters/refiners they may purchase from within the reporting period. Therefore, the smelters/refiners (as sources) listed in Appendix A are likely to be more comprehensive than the list of smelters/refiners which actually processed the 3TGs contained in the Company’s products.

Suppliers that identified these specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance, as stipulated in the previous sections.

Status	Number of identified smelters/refiners
RMAP Conformant	207
RMAP Active	9
Not Enrolled	83
Non-Conformant	38

Country of Origin

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on reasonable identification of country of origin data obtained via Assent’s (our data management provider) supply chain database, (or other RCOI data, in the scenario DRS decides to use alternative data sources). As mentioned in the above section, it is understood that overreporting might occur which could result in Appendix B having more countries than those strictly relevant to the Company’s products.

Appendix A: Smelter List

Includes: mineral, smelter/refinery name, location

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tin	Fenix Metals	Poland	CID000468	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Tin	Thaisarco	Thailand	CID001898	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant

Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant
Gold	Agosi AG	Germany	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant
Gold	Aurubis AG	Germany	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	Boliden Ronnskar	Sweden	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Gold	Chimet S.p.A.	Italy	CID000233	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Gold	Chugai Mining	Japan	CID000264	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Conformant
Tin	Alpha Assembly Solutions Inc	United States Of America	CID000292	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant
Tin	Dongguan Best Alloys Co., Ltd.	China	CID000377	Conformant
Gold	Dowa	Japan	CID000401	Conformant
Tin	Dowa	Japan	CID000402	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Japan Mint	Japan	CID000823	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tantalum	AMG Brasil	Brazil	CID001076	Conformant
Gold	LS MnM Inc.	Korea, Republic Of	CID001078	Conformant
Gold	Materion	United States Of America	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant

Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Tantalum	Telex Metals	United States Of America	CID001891	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant
Gold	Torecom	Korea, Republic Of	CID001955	Non Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant

Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Gold	SAFINA A.S.	Czechia	CID002290	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Non Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Gold	T.C.A S.p.A	Italy	CID002580	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant

Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant
Tin	Super Ligas	Brazil	CID002756	Conformant
Gold	SAAMP	France	CID002761	Non Conformant
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Tin	Aurubis Beerse	Belgium	CID002773	Conformant
Tin	Aurubis Berango	Spain	CID002774	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Gold	Bangalore Refinery	India	CID002863	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	Non Conformant
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant

Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Active
Tin	CRM Synergies	Spain	CID003524	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Non Conformant
Gold	WEEEREFINING	France	CID003615	Non Conformant
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant
Gold	Coimpa Industrial LTDA	Brazil	CID004010	Conformant
Tantalum	PowerX Ltd.	Rwanda	CID004054	Conformant
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065	Conformant
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	Conformant
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	CID004491	Non Conformant
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506	Conformant
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Viet Nam	CID004619	Conformant
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714	Conformant
Tin	Woodcross Smelting Company Limited	Uganda	CID004724	Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754	Conformant
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	CID004755	Conformant
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797	Conformant
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813	Active
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan, Province Of China	CID005012	Conformant
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru	CID005014	Active
Tungsten	S.P.T. spol.s r.o.	Czechia	CID005068	Conformant

Tin	P Kay Metal, Inc	United States Of America	CID005189	Conformant
Tungsten	Tungamoy Metals Inc.	Korea, Republic Of	CID005248	Conformant
Gold	Caridad	Mexico	CID000180	Outreach Required
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	In Communication
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Outreach Required
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Active
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Gold	Morris and Watson	New Zealand	CID002282	Outreach Required
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Non Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Outreach Required
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required
Gold	Marsam Metals	Brazil	CID002606	Non Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant
Tungsten	Uzbek Refractory and Heat-Resistant Metals	Uzbekistan	CID002660	Active
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required
Gold	L'Orfebre S.A.	Andorra	CID002762	Non Conformant
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	India	CID002893	Outreach Required

Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant
Tin	PT Masbro Alam Stania	Indonesia	CID003380	Non Conformant
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant
Gold	Augmont Enterprises Private Limited	India	CID003461	Non Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Outreach Required
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required
Gold	Alexy Metals	United States Of America	CID003500	Non Conformant
Tin	Conecsus LLC	United States Of America	CID003504	Active
Gold	MD Overseas	India	CID003548	Outreach Required
Gold	Metallix Refining Inc.	United States Of America	CID003557	Outreach Required
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required
Gold	Dongwu Gold Group	China	CID003663	Outreach Required
Gold	Sam Precious Metals	United Arab Emirates	CID003666	Outreach Required
Gold	NOBLE METAL SERVICES	United States Of America	CID003690	Outreach Required

Tantalum	5D Production OU	Estonia	CID003926	Outreach Required
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034	Outreach Required
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435	Outreach Required
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438	Non Conformant
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692	Outreach Required
Gold	Attero Recycling Pvt Ltd	India	CID004697	Outreach Required
Gold	SOLEIL METALS (Chala One Plant)	Peru	CID004704	Active
Gold	SOLEIL METALS (YAKARI Plant)	Peru	CID004705	Active
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796	Outreach Required
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Non Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Active
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Non Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Non Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Non Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed

Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed
Gold	Sovereign Metals	India	CID003383	Outreach Required
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed
Gold	Kundan Care Products Ltd.	India	CID003463	Outreach Required
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed
Gold	Gasabo Gold Refinery Ltd	Rwanda	CID005006	RMI Due Diligence Review - Unable to Proceed
Gold	Atlantic Copper	Spain	CID003350	Outreach Required
Tungsten	Geo Enterprise	Georgia	CID005373	Outreach Required
Gold	Naoshima Smelter & Refinery	Japan	CID005396	Outreach Required
Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Poland	CID005401	Outreach Required
Gold	Aurubis AG, Hamburg	Germany	CID005476	Outreach Required

Appendix B: Countries of Origin

Includes: list of countries that declared smelters are known to source from.

China	Nigeria	Netherlands	South Sudan	Azerbaijan
Brazil	United Kingdom	Madagascar	Italy	Dominica
Australia	Guyana	Hong Kong	Ghana	Kyrgyzstan
Japan	Kazakhstan	Rwanda	Sweden	Benin
Canada	Ecuador	Mozambique	Eritrea	Liberia
United States	Hungary	Slovakia	Saudi Arabia	Tajikistan
Indonesia	Cambodia	Panama	Papua New Guinea	Senegal
Peru	Myanmar	South Africa	United Arab Emirates	Bulgaria
Germany	Luxembourg	Burundi	Belarus	Mauritania
Malaysia	Ireland	Congo	Mali	Central African Republic
Chile	Switzerland	Bolivia (Plurinational State of)	Poland	Dominican Republic
India	France	Suriname	Burkina Faso	Georgia
Austria	Ethiopia	Philippines	El Salvador	Kenya
Korea	Singapore	Andorra	New Zealand	Cyprus
Argentina	Namibia	Tanzania	Guatemala	Oman
Mongolia	Mexico	Zimbabwe	Nicaragua	Botswana
Thailand	Israel	Guinea	Uganda	Serbia
Colombia	Estonia	Zambia	Honduras	Lithuania
Portugal	Taiwan	Djibouti	Armenia	Fiji
Spain	Democratic Republic of Congo	Sudan	Liechtenstein	Uruguay
Niger	Sierra Leone	Turkey	Finland	Albania
Belgium	Viet Nam	Uzbekistan	Morocco	Norway
Russian Federation	Egypt	Angola	Jersey	Bermuda
Solomon Islands